As filed with the Securities and Exchange Commission on October 9, 1996

                                                  Registration No. 333-05285
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                 Amendment No. 3
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      Access Solutions International, Inc.
             (Exact name of registrant as specified in its charter)
      Delaware                              3572                   05-0426298
(State or jurisdiction of        (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Number)

      650 Ten Rod Road, North Kingstown, Rhode Island 02852 (401) 295-2691
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                               ------------------

                             CHRISTINE M. MARX, Esq.
                                Edwards & Angell
                           150 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                                 (201) 376-7700

            (Name, address and telephone number of agent for service)

                               ------------------

                 Please address a copy of all communications to:

                             RUBI FINKELSTEIN, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5000
                               ------------------

        Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                               ------------------


        The registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 27.  Exhibits and Financial Schedules.

        (a)    Exhibits

Exhibit
Number                          Description of Exhibit

4(c) Amendment to Loan Agreement by and between the Company and Fleet National Bank, as amended, dated September 18, 1996

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Access Solutions International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Kingstown, State of Rhode Island, on this 9th day of October, 1996.

                                  ACCESS SOLUTIONS INTERNATIONAL, INC.


                                  By  /s/ Robert H. Stone
                                      -----------------------------------------
                                          Robert H. Stone
                                          President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1996.

Signatures                              Title


/s/ Malcolm G. Chace III                Director, Chairman of the Board
---------------------------------
    Malcolm G. Chace III


/s/ Robert H. Stone                     President and Chief Executive Officer,
---------------------------------       Director
    Robert H. Stone


              *                         Company Controller and Chief Accounting
---------------------------------       Officer
Denis L. Marchand


/s/ Thomas E. Gardner                   Chief Financial Officer and Director
 --------------------------------
    Thomas E. Gardner


               *                        Director
---------------------------------
    Hector D. Wiltshire


               *                        Director
---------------------------------
   Marvyn Carton


*By /s/ Thomas E. Gardner
---------------------------------
        Thomas E. Gardner
        As Attorney-in-fact

                                  EXHIBIT INDEX

  Exhibit
   Number                           DESCRIPTION OF EXHIBIT               Page

     4(c) Amendment to Loan Agreement by and between the Company and Fleet National Bank, as amended, dated September 18, 1996

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